UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2025, in connection with the launch of an “at the market” offering program, Urgent.ly Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent” or “A.G.P.”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $4,025,821 (the “Shares”) during the term of the Sales Agreement through A.G.P. acting as agent. The Company has filed a prospectus supplement relating to the offer and sale of the Shares pursuant to the Sales Agreement. The offering and sale of the Shares will be made pursuant to the Company’s previously filed Registration Statement on Form S-3 (File No. 333-288523), which was initially filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2025 and declared effective by the SEC on July 11, 2025. The Company intends to use the net proceeds from the offering, if any, for working capital and general corporate purposes.

The Company may, from time to time and subject to the terms of the Sales Agreement, sell the Shares thereunder, but is not obligated to sell any such Shares. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonably efforts to sell, on the Company’s behalf, the Shares offered by the Company under the Sales Agreement. The Agent may sell such Shares by any methods determined to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly on The Nasdaq Capital Market or any other existing trading market for the Common Stock or to or through a market maker. With the Company’s prior written consent, the Agent may also sell Shares in privately negotiated transactions.

The Company has agreed to pay the Agent a commission of up to 3.6% of the gross sales price of such Shares pursuant to the Sales Agreement. The Sales Agreement contains customary representations, warranties, and agreements of the Company and the Agent, indemnification rights and obligations of the parties and termination provisions.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 21, 2025, Timothy C. Huffmyer, Chief Financial Officer of the Company tendered his resignation as Chief Financial Officer to be effective as of June 6, 2025. On July 11, 2025, the Company entered into an Advisor Agreement (the “Advisor Agreement”) with Mr. Huffmyer effective June 6, 2025, pursuant to which Mr. Huffmyer will continue to provide certain transitional services to the Company until the earlier of (i) October 31, 2025 and (ii) termination of the Advisor Agreement by the Company. The Advisor Agreement may be renewed by mutual, written agreement between Mr. Huffmyer and the Company’s Chief Executive Officer for an additional period as agreed upon. Mr. Huffmyer will receive $250.00 per hour for up to four hours per week during this period as compensation for his services.

The foregoing summary of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, a copy of which the Company plans to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Sales Agreement, dated July 11, 2025, by and between Urgent.ly Inc. and A.G.P./Alliance Global Partners
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 11, 2025

URGENT.LY INC.

By:	/s/ Matthew Booth
Matthew Booth
Chief Executive Officer